Execution Copy

LIMITED RECOURSE SECURED PROMISSORY NOTE

$5,000,000	April 15, 2009

FOR VALUE RECEIVED, LTC Global, Inc., a Nevada corporation (“Maker”), promises to pay, subject to the terms and conditions contained herein, to the order of Penn Treaty American Corporation, a Pennsylvania corporation (“Payee”), in lawful money of the United States of America, the principal sum of FIVE MILLION DOLLARS ($5,000,000), in the manner provided below.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Termination and Limited Release Agreement, dated as of the date hereof, between Maker and Payee (the “Termination Agreement”).  This Note replaces the Promissory Note, dated as of November 5, 2008, in the original principal amount of $10,250,000, issued by Maker in favor of Payee.

1. Payments.

1.1. Interest.  The principal amount outstanding under this Note shall accrue interest at a rate equal to 0.721% per month.

1.2. Payments.  Principal and accrued interest under this Note shall be paid in monthly installments (each, a “Monthly Installment Payment”) on the fifteenth (15th) day of each month (each, an “Installment Payment Date”), commencing on May 15, 2009, until the Maturity Date (as defined below) in an amount equal to the greater of (a) the aggregate amount of Commissions (as defined below) received by Maker or its affiliates during the immediately preceding month (the “Monthly Commission Based Payment”) or (b) the Minimum Required Payment (as defined below) as of such Installment Payment Date.  For purposes of this Note, “Minimum Required Payment” shall mean, as of the applicable Installment Payment Date, 1.00721 times the Guarantee Balance (as defined below) as calculated for the prior month, minus the Maximum Guarantee Balance for such Installment Payment Date as set forth on Schedule A hereto, if positive.  For the purposes of this Note, “Guarantee Balance” means, as of an Installment Payment Date, the difference of (i) the product of (A) 1.00721 times (B) the Guarantee Balance as calculated for the prior month over (ii) the sum of (x) the Monthly Installment Payment for such Installment Payment Date and (y) any voluntary prepayments by the Maker made since the prior Installment Payment Date; provided that the prior month’s Guarantee Balance as of May 15, 2009 shall mean $2,500,000.  Notwithstanding anything herein to the contrary, all principal and accrued interest shall be due and payable on the Maturity Date.

1.3. Maturity Date.  The earliest to occur of (a) the date on which the original principal amount of this Note and all accrued interest thereon is paid in full and (b) April 16, 2019.

1.4. Collateral.  As collateral security for the prompt and complete payment when due of the original principal amount of this Note, accrued interest thereon (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other amounts due hereunder (in each case, whether at the stated maturity, by acceleration or otherwise) (collectively, the “Obligations”), Maker hereby grants to Payee a security interest in the Collateral (as defined below), now owned by Maker in which Maker has or at any time in the future may acquire any right title or interest.  Maker shall cause its affiliate, ACSIA Long Term Care, Inc., a Delaware corporation (“ACSIA”), to execute a mutually agreeable security agreement granting a security interest to Payee in the Collateral owned by ACSIA, which security interest shall secure the Obligations.  As used herein, the term “Collateral” shall mean any and all commissions payable to Maker and ACSIA, from Penn Treaty Network America Insurance Company and American Network Insurance Company in connection with the solicitation, sale, production or servicing of long term care insurance policies in force on or prior to the date hereof (the “Commissions”), other than (i) commissions attributable to insurance policies produced by United Insurance Group Agency, Inc. or by Specialty Planners, Inc. (f/k/a Associated California State Insurance Agencies, Inc.), and (ii) commissions acquired by Maker or its affiliates by way of purchase or business combination after the date hereof.

1.5. Manner of Payment.  All payments of principal and interest on this Note shall be made to Payee by wire transfer of immediately available funds to an account designated in writing by Payee.

1.6. Maximum Amount.  Notwithstanding anything set forth herein to the contrary, in no event shall Maker be obligated to pay an aggregate principal amount hereunder in excess of $5,000,000 plus interest accrued thereon.

1.7. Prepayment.  Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note.

2. Events of Default; Remedies.

2.1. Events of Default. The occurrence of any of the following events will deemed to be an “Event of Default” under this Note: (i) the nonpayment of principal, interest or other indebtedness under this Note on the date the same shall become due and payable, whether at maturity, by acceleration or otherwise; (ii) the failure of Maker to comply with or perform any of its obligations under the Termination Agreement or the failure of any representation or warranty hereunder or under the Termination Agreement to be true as of the time made; (iii) the failure of ACSIA to comply with or perform any of its obligations under the Security Agreement, dated as of the date hereof, between Payee and ACSIA (the “Security Agreement”) or the failure of any representation or warranty made by ACSIA under the Security Agreement to be true as of the time made; (iv) the commencement of an involuntary case or the filing of a petition against Maker or ACSIA seeking arrangement, adjustment or composition of or in respect of Maker or

ACSIA under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy or insolvency or other similar law, or seeking the appointment of a receiver, liquidator, custodian, trustee (or similar official) of Maker or ACSIA for any substantial part of its property, or seeking the winding-up or liquidation of its affairs (and such involuntary case or petition is not dismissed within 30 days after the filing thereof), or (v) the commencement by Maker or ACSIA of a voluntary case or the institution by Maker or ACSIA of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy or insolvency or other similar law, or the consent by Maker or ACSIA to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of Maker or ACSIA for any substantial part of its property, or the making by it of any assignment for the benefit of its creditors or the admission by it in writing of its inability to pay its debts generally as they become due or the failure of Maker or ACSIA to generally pay its debts as such debts become due.

2.2. Remedies.  Upon the occurrence of an Event of Default described in clause (i) or (ii) above, Payee may, at its option, by written notice to Maker declare the entire unpaid balance of principal together with interest accrued thereon and all other sums due under this Note to be immediately due and payable.  If there shall occur an Event of Default  described in clause (iii) or (iv) above, the entire unpaid balance of principal together with interest accrued and unpaid thereon and all other sums due under this Note shall be immediately due and payable on the date on which such Event of Default occurs, without notice to Maker.  In addition, upon the occurrence of an Event of Default, Payee may exercise, in addition to all other rights and remedies granted to it in this Note, all other rights and remedies a secured party under the Uniform Commercial Code, as enacted in the State of Delaware, including without limitation, the right to collect, receive, appropriate and realize upon the Collateral, or any part thereof.  Payee may also recover all costs of suit and other expenses in connection therewith, together with reasonable attorney’s fees incurred in connection with collection of the amounts due hereunder or the enforcement of its rights hereunder and interest on any judgment obtained by Payee at the legal rate until actual payment is made to Payee of the full amount due Payee.

2.3. Limited Recourse.  Notwithstanding anything herein to the contrary, with respect to all payments due hereunder other than the Minimum Required Payment due as of any Installment Payment Date, the sole recourse of Payee hereunder shall be to Maker’s and Maker’s Affiliates’ interest in the Collateral.

3. Miscellaneous.

3.1. Waiver.  The rights and remedies of Payee under this Note shall be cumulative and not alternative.  No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee.  Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee, (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note.  Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2. Authority.  Maker hereby represents that it has full power, authority and legal right to execute and deliver this Note and the Termination Agreement, to perform its obligations hereunder and thereunder, and that this Note and the Termination Agreement constitutes the valid and binding obligations of Maker enforceable against Maker in accordance with their respective terms.

3.3. Notices.  Any notice required or permitted to be given hereunder shall be given in accordance with Section 6 of the Termination Agreement.

3.4. Severability.  If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect.  Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.  This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by applicable law to contract or agree to pay.

3.5. Governing Law.  This Note shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

3.6. Parties in Interest.  This Note shall bind Maker and its successors and assigns.  This Note shall not be assigned or transferred by Maker or Payee without the express prior written consent of the other party.
*  *  *  *  *

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first written above.

LTC GLOBAL, INC.

By: /s/ Richard Pitbladdo
Name: Richard Pitbladdo
Title: Chief Financial Officer

SCHEDULE A

MAXIMUM GUARANTEE BALANCE

Installment Payment Date	Maximum Guarantee Balance
$2,500,000.00
15-May-09	$2,466,547.52
15-Jun-09	$2,432,853.93
15-Jul-09	$2,398,917.51
15-Aug-09	$2,364,736.49
15-Sep-09	$2,330,309.12
15-Oct-09	$2,295,633.62
15-Nov-09	$2,260,708.20
15-Dec-09	$2,225,531.07
15-Jan-10	$2,190,100.40
15-Feb-10	$2,154,414.37
15-Mar-10	$2,118,471.14
15-Apr-10	$2,082,268.86
15-May-10	$2,045,805.65
15-Jun-10	$2,009,079.64
15-Jul-10	$1,972,088.94
15-Aug-10	$1,934,831.63
15-Sep-10	$1,897,305.80
15-Oct-10	$1,859,509.50
15-Nov-10	$1,821,440.80
15-Dec-10	$1,783,097.72
15-Jan-11	$1,744,478.29
15-Feb-11	$1,705,580.52
15-Mar-11	$1,666,402.40
15-Apr-11	$1,626,941.91
15-May-11	$1,587,197.02
15-Jun-11	$1,547,165.67
15-Jul-11	$1,506,845.80
15-Aug-11	$1,466,235.34
15-Sep-11	$1,425,332.18
15-Oct-11	$1,384,134.22
15-Nov-11	$1,342,639.33
15-Dec-11	$1,300,845.38
15-Jan-12	$1,258,750.20
15-Feb-12	$1,216,351.63
15-Mar-12	$1,173,647.48
15-Apr-12	$1,130,635.54

15-May-12	$1,087,313.61
15-Jun-12	$1,043,679.44
15-Jul-12	$999,730.78
15-Aug-12	$955,465.37
15-Sep-12	$910,880.93
15-Oct-12	$865,975.15
15-Nov-12	$820,745.73
15-Dec-12	$775,190.32
15-Jan-13	$729,306.57
15-Feb-13	$683,092.13
15-Mar-13	$636,544.61
15-Apr-13	$589,661.60
15-May-13	$542,440.69
15-Jun-13	$494,879.44
15-Jul-13	$446,975.41
15-Aug-13	$398,726.12
15-Sep-13	$350,129.07
15-Oct-13	$301,181.78
15-Nov-13	$251,881.70
15-Dec-13	$202,226.30
15-Jan-14	$152,213.02
15-Feb-14	$101,839.28
15-Mar-14	$51,102.48
15-Apr-14	$0.00